Exhibit 99.1

MultiSensor AI Announces First Quarter 2026 Results

Houston, TX, May 13, 2026 – MultiSensor AI Holdings, Inc. (NASDAQ: MSAI) (the “Company”, “MultiSensor AI” or “MSAI”) today announced financial results for the first quarter ended March 31, 2026.

“Over the last quarter, we continued to sharpen our strategic focus and strengthen the leadership foundation required to scale the business,” said Asim Akram, Chief Executive Officer. “The additions of James Newman as Senior Director of Product Enablement and Todd McKellar as Vice President of Sales bring deep reliability, industrial operations, and go-to-market expertise to the Company. Their leadership has already helped us translate our strategy into more differentiated solutions, stronger customer engagement, and higher-quality commercial opportunities across both existing and prospective accounts.”

Robert Nadolny, Chief Financial Officer, continued, “In the first quarter, we delivered continued growth in our software revenue, reflecting increased adoption of MultiSensor AI’s solutions across our customer base. At the same time, disciplined expense management and improving operating efficiency contributed to a narrower net loss year-over-year, demonstrating our progress toward scaling the business while maintaining financial discipline.”

Financial Highlights:

●	First quarter revenue was $1.6 million, representing an increase of $0.4 million or 38%, as compared to $1.2 million in the first quarter of 2025.
●	Software revenue grew to $0.7 million in the first quarter of 2026, representing an increase of $0.4 million, or 169%, as compared to $0.3 million in the first quarter of 2025.
●	Gross margin was 57% in the first quarter of 2026, representing a decrease of 2% as compared to 59% for the first quarter of 2025.
●	First quarter net loss was $2.5 million, representing a decrease of $1.9 million, or 44%, as compared to net loss of $4.4 million in the first quarter of 2025.

Strategic Business Highlights:

●	During the first quarter of 2026, we completed initial deployments at Manchester Airport and a global direct-to-consumer food solutions provider, further validating the applicability of our solutions across complex, mission-critical operations. We also continued expanding our relationship with a large global distribution customer, which recently approved additional projects focused on monitoring rooftop solar infrastructure and distribution facilities, with installations expected throughout the remainder of fiscal year 2026.
●	We successfully deployed two pilot projects within the data center sector, marking an important step in expanding MSAI’s presence in critical infrastructure environments. Initial customer feedback has been positive, and we are actively engaged in discussions to broaden these deployments and pursue additional opportunities across other data center facilities.

The Company’s Quarterly Report is filed with the Securities and Exchange Commission (the “SEC”), and is available at www.sec.gov as well as in the Investor Relations section of the Company’s website (www.multisensorai.com). All share and per share amounts presented have been adjusted retroactively to reflect the 1-for-40 reverse stock split on April 13, 2026.

About MultiSensor AI

MSAI delivers condition monitoring and continuous early threat detection through a multi-sensor condition intelligence platform for high-throughput, automation-rich, and power-dense industrial facilities. Through a unified edge-to-cloud architecture, MSAI Connect provides a multi-sensor condition intelligence layer that bridges critical visibility gaps, strengthens system reliability, and improves asset performance. By integrating thermal, visual, vibration, and environmental sensing into a single platform, MSAI detects early signs of mechanical and electrical degradation - enabling organizations to proactively protect uptime, enhance safety, and extend critical asset lifespan.

For more information or to request a demo, please visit www.multisensorai.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “will,” “would” or their negatives or variations of these words, or similar expressions. All statements contained in this press release that do not strictly relate to matters of historical fact should be considered forward-looking statements, including, without limitation, management’s expectations regarding its strategic priorities and objectives, future plans and business prospects. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors and those identified in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in the Company’s other filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

MSAI Contact:

e-mail: ir@multisensorai.com

website: www.multisensorai.com

Source: MultiSensor AI Holdings, Inc.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three months ended March 31,
	2026	2025
Revenue, net	$1,614	$1,170
Cost of goods sold (exclusive of depreciation)	700	476
Operating expenses:
Selling, general and administrative	2,989	4,139
Share-based compensation expense	182	907
Depreciation	352	280
Loss (gain) on asset disposal	(15)	(15)
Total operating expenses	3,508	5,311
Operating loss	(2,594)	(4,617)
Interest expense (income), net	(155)	(4)
Other expense (income), net	(1)	(185)
Loss before income taxes	(2,438)	(4,428)
Income tax expense (benefit)	33	8
Net loss	$(2,471)	$(4,436)
Weighted-average shares outstanding, basic and diluted
Basic	2,012,241	818,141
Diluted	2,012,241	818,141
Net loss per share, basic and diluted
Basic	$(1.23)	$(5.42)
Diluted	(1.23)	(5.42)

MultiSensor AI Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$22,552	$24,365
Trade accounts receivable, net of allowance for credit losses of $28 and $17, respectively	1,190	1,670
Inventories, current	3,794	4,020
Other current assets	907	826
Total current assets	$28,443	$30,881
Property, plant and equipment, net	3,859	4,085
Inventories, noncurrent	331	379
Other noncurrent assets	202	129
Total assets	$32,835	$35,474
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$429	$291
Income taxes payable	1	—
Accrued expense	820	981
Contract liabilities	893	1,255
Other current liabilities	46	121
Total current liabilities	$2,189	2,648
Contract liabilities, noncurrent	854	751
Warrants	10	10
Deferred tax liabilities, net	63	33
Total liabilities	$3,116	$3,442
Commitments and contingencies (Note 13)
Shareholders’ equity
Common stock, $0.0001 par value; 300,000,000 shares authorized as of March 31, 2026 and December 31, 2025, and 2,012,293 and 2,007,613 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively and no shares issued or outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	98,529	98,371
Accumulated deficit	(68,810)	(66,339)
Total shareholders’ equity	$29,719	32,032
Total liabilities and shareholders’ equity	$32,835	$35,474

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Amounts in thousands of U.S. dollars)

	Three months ended March 31,
	2026	2025
Operating Activities:
Net loss	$(2,471)	$(4,436)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	352	280
Non-cash lease activity	—	35
Bad debt expenses (recoveries)	17	—
Deferred income tax (income) expense	30	6
Share-based compensation	182	907
Loss (gain) on disposal of equipment	(15)	(15)
Increase (decrease) in cash resulting from changes in:
Trade accounts receivable	463	(10)
Inventories	274	(375)
Other current assets	(81)	126
Other noncurrent assets	(73)	(37)
Trade accounts payable	128	404
Income taxes payable	1	(59)
Contract liabilities	(362)	(263)
Other current liabilities	(75)	(162)
Right of use liabilities	—	(35)
Accrued expenses	(161)	468
Contract liabilities, noncurrent	103	(10)
Net cash provided by (used in) operating activities	$(1,688)	$(3,176)
Investing Activities:
Capital expenditures	(121)	(435)
Proceeds from sale of equipment	20	15
Net cash provided by (used in) investing activities	$(101)	$(420)
Financing Activities:
Proceeds from issuances of common stock	—	4,657
Tax payments associated with equity-based compensation transactions	(24)	(500)
Repayment of Legacy SMAP promissory note	—	(172)
Net cash provided by (used in) financing activities	$(24)	$3,985
Net increase/(decrease) in cash, cash equivalents, and restricted cash equivalents	(1,813)	389
Cash, cash equivalents, and restricted cash equivalents beginning of period	24,465	4,508
Cash, cash equivalents, and restricted cash equivalents end of the period	$22,652	$4,897

Reconciliation of cash, cash equivalents and restricted cash equivalents at end of period:
Cash and cash equivalents	$22,552	$4,747
Restricted cash equivalents included in other current assets	100	150
Cash, cash equivalents, and restricted cash equivalents end of the period	$22,652	$4,897

Supplemental cash flow information:
Interest paid	$—	$—
Income tax paid, net of refunds received	10	110